EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Blue River Bancshares, Inc. on Form S-4 of our report dated March 3, 2004 on the financial statements of Heartland Bancshares, Inc. appearing in the 2004 Form 10-KSB of Heartland Bancshares, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Indianapolis, Indiana
December 13, 2004